UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report  (Date of earliest event reported):  January 30, 2013

GREEN DRAGON WOOD PRODUCTS, INC.
(Exact name of small business issuer as specified in its charter)

Florida	000-53379	26-1133266
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employee Identification No.)

Unit 312, 3rd Floor, New East Ocean Centre
9 Science Museum Road
Kowloon, Hong Kong
 (Address of Principal Executive Office) (Zip Code)

(852) 2482-5168
(Issuer’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement

Item 3.02                      Unregistered Sales of Equity Securities

On January 30, 2013, Green Dragon Wood Products, Inc. (the “Company”) entered into a subscription agreement with Kwok Leung Lee, the Company’s President (the “Executive”), pursuant to which Executive purchased 20,000,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), for an aggregate purchase price of $100,000.  The shares were issued pursuant to an exemption under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Item 5.02                       Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On January 30, 2013 (the “Effective Date”), the Company entered into an employment agreement (the “Agreement”) with Executive pursuant to which the Company renewed and extended the employment of Executive as President, Chief Financial Officer, Treasurer, Secretary, Principal Executive Officer and Principal Financial and Accounting Officer of the Company for a period of three (3) years from the Effective Date (the “Term”). The Agreement provides that Executive will receive an annual base salary of HKD$487,500 per year during the Term and shall be eligible to earn a cash bonus at the discretion of the Company’s board of directors. In addition, the Company shall issue Executive 2,000,000 shares of the Company’s series A convertible preferred stock (the “Series A Preferred Stock”). During the Term, Executive shall be entitled to participate in all medical and other employee benefit plans, including vacation, sick leave, retirement accounts and other employee benefits provided by the Company to similarly situated employees on terms and conditions no less favorable than those offered to such employees. The Company shall also reimburse Executive for reasonable and necessary expenses incurred by him on behalf of the Company in the performance of his duties hereunder during the Term, including, without limitation, reimbursement for cellular telephone expenses in accordance with the Company’s then customary policies, provided that such expenses are adequately documented.

The Series A Preferred Stock is convertible, at the option of Executive, in three equal parts, with one-third being convertible on each of the first, second and third anniversary of the Agreement, respectively. Each share of Series A Preferred Stock shall carry 50 votes and shall be convertible into 50 shares of the Company’s common stock.  Notwithstanding the foregoing, upon the occurrence of either (i) the Company attaining an audited net income of $500,000 in the fiscal year ended March 31, 2014 or the Company attaining an audited gross revenue of $17,500,000 in the fiscal year ended March 31, 2014, or (ii)  the Company attaining an audited net income of $750,000 in the fiscal year ended March 31, 2015 or the Company attaining an audited gross revenue of $20,000,000 in the fiscal year ended March 31, 2015 and the market price of the Company’s Common Stock on the date of conversion is equal to or greater than $0.25, all shares of  Series A Preferred Stock held by Executive shall immediately be convertible.  If prior to the third anniversary of the Executive’s employment, there is a sale, conveyance or disposition of all of the assets of the Company, an effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation, merger or other business combination of the Company with or into any other individual, corporation, limited liability company, partnership, association, trust or other entity or organization where the Company is not the survivor, then the Executive shall be entitled to convert all shares of Series A Preferred Stock then owned as of such date.

The Company may terminate its employment of Executive under the Agreement for Cause (as defined in the Agreement) at any time by written notice to Executive. Employee may terminate the Agreement for Good Reason (as defined in the Agreement) at any time upon 30 days’ written notice to Employer, provided the Good Reason has not been cured within such period of time. If the Executive terminates his employment with the Company for Good Reason, such termination will be considered to be  effectively the same as termination without cause and in such event, Executive shall, at the Company’s sole discretion, be entitled to either (i) monthly salary payments for two (2) months, based on Executive’s monthly rate of base salary at the date of such termination, or (ii) a lump-sum payment of Executive’s salary for such two-month period, based on Executive’s monthly rate of base salary at the date of such termination. Executive shall also be entitled to receive (i) payment for accrued and unpaid vacation pay and (ii) all bonuses that have accrued during the term of the Agreement, but not been paid. If the Executive voluntarily terminates his employment with the Company other than for Good Reason, the Executive shall cease to accrue salary, personal time off, benefits and other compensation on the date of voluntary termination and accrued benefits, if any, will be payable in accordance with applicable benefit plan provisions.

 The Agreement also contains covenants (a) restricting the Executive from engaging in any activity competitive with the our business during the term of the Agreement and in the event of termination, for a period of two years thereafter, (b) prohibiting the Executive from disclosing confidential information regarding us, and (c) restricting Executive from soliciting our employees, customers and prospective customers during the term of the Agreement and for a period of two years thereafter.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws.

On February 1, 2013, the Company filed a certificate of amendment to its articles of incorporation, as amended, with the Secretary of State of the State of Florida whereby it designated 2,000,000 shares of preferred stock as Series A Preferred Stock.  The Series A Preferred Stock is convertible, at the option of the holder, in three equal parts, with one-third being convertible on each of the first, second and third anniversary of the Agreement, respectively. Each share of Series A Preferred Stock shall carry 50 votes and shall be convertible into 50 shares of the Company’s common stock.  Notwithstanding the foregoing, upon the occurrence of either (i) the Company attaining an audited net income of $500,000 in the fiscal year ended March 31, 2014 or the Company attaining an audited gross revenue of $17,500,000 in the fiscal year ended March 31, 2014, or (ii)  the Company attaining an audited net income of $750,000 in the fiscal year ended March 31, 2015 or the Company attaining an audited gross revenue of $20,000,000 in the fiscal year ended March 31, 2015 and (iii) the market price of the Company’s Common Stock on the date of conversion is equal to greater than $0.25, all shares of  Series A Preferred Stock shall immediately be convertible.

The foregoing information is a summary of the agreements described above, is not complete, and is qualified in its entirety by reference to the full text such agreements, copies of which are attached exhibits to this Current Report on Form 8-K.  Readers should review these agreements for a complete understanding of the terms and conditions associated with such agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

3.1
Certificate of Amendment to the Company’s Articles of Incorporation, as amended, filed with the Secretary of State of the State of Florida on February 1, 2013 designating the Company’s Series A Preferred Stock

10.1	Employment Agreement, effective January 30, 2013, by and between Green Dragon Wood Products, Inc. and Kwok Leung Lee.
10.2	Subscription Agreement, dated January 30, 2013, by and between Green Dragon Wood Products, Inc. and Kwok Leung Lee.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Green Dragon Wood Products, Inc.

Dated: February 8, 2013	By:	/s/ Kwok Leung Lee
Kwok Leung Lee
President